                                                                    Exhibit 10.2

                                    GUARANTY

         This Agreement is entered into as of March 8, 2004 (this "AGREEMENT") by International Lease Finance Corporation, a California corporation ("ILFC" or the "GUARANTOR"), in favor of and for the benefit of Citicorp North America Inc., as security trustee (the "GUARANTIED PARTY") under that certain Security Trust Agreement (as hereinafter defined) and for the benefit of the other Beneficiaries (as hereinafter defined).

                  1. DEFINITIONS. When used herein, the following terms shall have the following meanings:

                  "AIG" means American International Group, Inc.

                  "BENEFICIARIES" means the Guarantied Party, the Indenture Trustee, the Noteholders, the Credit Facility Agent and the Lenders.

                  "BUSINESS DAY" means any day of the year on which banks are open for commercial banking business in the City of New York and Los Angeles and, if the applicable Business Day relates to the determination of LIBOR, any such Business Day on which dealings in deposits in dollars are transacted in the London interbank market.

                  "CAPITALIZED LEASE" means any lease under which any obligations of the lessee are, or are required to be, capitalized on a balance sheet of the lessee in accordance with generally accepted accounting principles in the United States of America.

                  "CAPITALIZED RENTALS" means, as of the date of any determination, the amount at which the obligations of the lessee, due and to become due under all Capitalized Leases under which the Guarantor or any Subsidiary is a lessee, are reflected as a liability on a consolidated balance sheet of the Guarantor and its Subsidiaries.

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "COMPANY" means ILFC Rhino II LLC, a Delaware limited liability company.

                  "COMPANY OBLIGATIONS" shall have the meaning assigned to such term in Section 2 hereof.

                  "CONSOLIDATED INDEBTEDNESS" means, as of the date of any determination, the total amount of Indebtedness, less the amount of current and deferred income taxes and rentals received in advance of the Guarantor and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles in the United States of America.

                  "CONSOLIDATED TANGIBLE NET ASSETS" means, as of the date of any determination, the total amount of assets (less depreciation and valuation reserves and other reserves and items deductible from the gross book value of specific asset amounts

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under generally accepted accounting principles) which under generally accepted accounting principles would be included on a balance sheet of the Guarantor and its Subsidiaries, after deducting therefrom (i) all liability items except Indebtedness (whether incurred, assumed or guaranteed) for borrowed money maturing by its terms more than one year from the date of creation thereof or which is extendible or renewable at the sole option of the obligor in such manner that it may become payable more than one year from the date of creation thereof, shareholder's equity and reserves for deferred income taxes and (ii) all good will, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case would be so included on such balance sheet.

                  "CONSOLIDATED TANGIBLE NET WORTH" means, as of the date of any determination, the total of shareholders' equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock), less the sum of the total amount of goodwill, organization expenses, unamortized debt issue costs (determined on an after-tax basis), deferred assets other than prepaid insurance and prepaid taxes, the excess of cost of shares acquired over book value of related assets, surplus resulting from any revaluation write-up of assets subsequent to December 31, 2002 and such other assets as are properly classified as intangible assets, all determined in accordance with generally accepted accounting principles in the United States of America consolidating the Guarantor and its Subsidiaries.

                  "CONTRIBUTION AGREEMENT" means that certain Contribution Agreement by and among the Guarantor, the Company and Rhino I dated as of March 8, 2004, as the same may be amended, modified or supplemented from time to time.

                  "CREDIT FACILITY" means that certain revolving credit agreement dated as of March 8, 2004, by and among the Company, the Credit Facility Agent and the banks named therein (as the same may be amended, restated, supplemented or otherwise modified from time to time).

                  "CREDIT FACILITY AGENT" means Citicorp North America Inc., in its capacity as Credit Facility Agent for the Lenders under the Credit Facility.

                  "ECA FINANCINGS" means any subsidized financing of the acquisition of Airbus Industrie aircraft, the repayment obligations of which will be supported by guaranties issued by certain European government export credit agencies (the European Credit Agency Export Finance Program) and a guaranty by the Guarantor and a pledge of the assets of (including any rights to or interests in any reserve or security deposit held by) each Wholly-owned Subsidiary of the Guarantor participating in such financing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA AFFILIATE" means any corporation, trade or business that is, along with the Guarantor or any Subsidiary thereof, a member of a controlled group of

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corporations or a controlled group of trades or businesses, as described in sections 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA.

                  "EVENT OF DEFAULT" means any of the events described in
Section 12.

                  "EXISTING INDENTURES" means (i) that certain indenture dated as of November 1, 1991 by and between the Guarantor and U.S. Bank Trust National Association (successor to Continental Bank, National Association), as trustee, and (ii) that certain indenture dated as of November 1, 2000 by and between the Guarantor and The Bank of New York, as trustee, as amended.

                  "FINANCE DOCUMENTS" means (i) the Credit Facility, (ii) the Indenture and (iii) the Security Trust Agreement.

                  "FIXED CHARGE COVERAGE RATIO" on the last day of any quarter of any fiscal year of the Guarantor means the ratio for the period of four fiscal quarters ending on such day of earnings to combined fixed charges and preferred stock dividends referred to in Paragraph (d)(1) of Item 503 of Regulation S-K of the Securities and Exchange Commission, as amended from time to time, and determined pursuant to Instructions to paragraph 503(d) of such
Item 503 with the Guarantor as "registrant" (such ratio for the four fiscal quarters ended December 31, 2002 is attached hereto as Exhibit A); provided, however, that if the Security Trustee in its reasonable discretion determines that amendments to Regulation S-K subsequent to the date hereof substantially modify the provisions of such Item 503, "Fixed Charge Coverage Ratio" shall have the meaning determined by this definition without regard to any such amendments.

                  "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "GUARANTIED OBLIGATIONS" shall have the meaning assigned to such term in Section 2 hereof.

                  "GUARANTIED PARTY" shall have the meaning assigned to such term in the recitals.

                  "GUARANTIES" by any Person means, without duplication, all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation or (ii) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (c) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the

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ability of the Primary Obligor to make payment of the Indebtedness or obligation or (d) otherwise to assure the owner of the Indebtedness or obligation of the Primary Obligor against loss in respect thereof; provided, however, that the obligation described in clause (c) shall not include (i) obligations of a buyer under an agreement with a seller to purchase goods or services entered into in the ordinary course of such buyer's and seller's businesses unless such agreement requires that such buyer make payment whether or not delivery is ever made of such goods or services and (ii) remarketing agreements where the remaining debt on an aircraft does not exceed the aircraft's net book value, determined in accordance with industry standards, except that clause (c) shall apply to the amount of remaining debt under a remarketing agreement that exceeds the net book value of the aircraft. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

                  "GUARANTOR" shall have the meaning assigned to such term in the recitals.

                  "GUARANTOR DOCUMENTS" shall mean this Guaranty, the Security Trust Agreement, the Servicing Agreement, the Reference Agency Agreement and the Contribution Agreement.

                  "INDEBTEDNESS" of any Person means and includes, without duplication, all obligations of such Person which in accordance with generally accepted accounting principles in the United States of America shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all:

                  (a) obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of property or assets (other than security and other deposits on flight equipment),

                  (b) obligations secured by any Lien or other charge upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations,

                  (c) obligations created or arising under any conditional sale, or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property,

                  (d) Capitalized Rentals of such Person under any Capitalized Lease,

                  (e) obligations evidenced by bonds, debentures, notes or other similar instruments, and

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                  (f) Guaranties by such Person, to the extent required pursuant to the definition thereof.

                  "INDENTURE" means that certain indenture dated as of March 8, 2004, by and between the Company, as issuer, and the Indenture Trustee (as the same may be amended, restated, supplemented or otherwise modified from time to time).

                  "INDENTURE TRUSTEE" means Deutsche Bank Trust Company Americas, in its capacity as Indenture Trustee under the Indenture.

                  "LENDERS" has the meaning assigned to Banks in the Credit Facility.

                  "LIEN" means any mortgage, pledge, lien, security interest or other charge, encumbrance or preferential arrangement, including the retained security title of a conditional vendor or lessor. For avoidance of doubt, the parties hereto acknowledge that the filing of a financing statement under the Uniform Commercial Code does not, in and of itself, give rise to a Lien.

                  "LITIGATION ACTIONS" means all litigation, claims and arbitration proceedings, proceedings before any Governmental Authority or investigations which are pending or, to the knowledge of the Guarantor, threatened against, or affecting, the Guarantor or any Subsidiary.

                  "LOANS" means the loans made pursuant to the Credit Facility.

                  "MATERIAL ADVERSE EFFECT" means (i) any material adverse effect on the business, properties, condition (financial or otherwise) or operations of the Guarantor and its Subsidiaries, taken as a whole since any stated reference date or from and after the date of determination, as the case may be, (ii) any material adverse effect on the ability of the Guarantor to perform its material obligations hereunder or (iii) any material adverse effect on the legality, validity, binding effect or enforceability of any material provision of this Agreement.

                  "MULTIEMPLOYER PLAN" has the meaning assigned to such term in
Section 3(37) of ERISA.

                  "NOTEHOLDERS" means the holders of the Notes under the Indenture.

                  "NOTES" means the notes issued pursuant to the Indenture.

                  "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

                  "PERSON" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

                  "PLAN" means, at any date, any employee pension benefit plan (as defined in section 3(2) of ERISA) which is subject to Title IV of ERISA (other than a

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Multiemployer Plan) and to which the Guarantor or any ERISA Affiliate may have any liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

                  "PRIMARY OBLIGOR" shall have the meaning set forth in the definition of "Guaranties."

                  "REFERENCE AGENCY AGREEMENT" means that certain Reference Agency Agreement dated as of March 8, 2004 by and among Citicorp North America Inc., as reference agent, the Indenture Trustee, the Credit Facility Agent, the Company and the Guarantor, as servicer, as amended, modified or supplemented from time to time.

                  "REPORTABLE EVENT" means an event described in Section 4043(c) of ERISA with respect to a Plan other than those events as to which the 30-day notice period is waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

                  "RESTRICTED SUBSIDIARY" shall have the meaning assigned to such term in the Existing Indentures.

                  "RHINO I" means ILFC Rhino I LLC, a Delaware limited liability company.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SECURITY TRUST AGREEMENT" means that certain Security Trust Agreement dated as of March 8, 2004 by and among the Company and Rhino I, as grantors, Deutsche Bank Trust Company Americas, as indenture trustee, Citicorp North America Inc., as security trustee and Credit Facility Agent, ILFC, as servicer, and Citibank N.A., as operating bank.

                  "SERVICING AGREEMENT" means that certain Servicing Agreement dated as of March 8, 2004 by and among the Guarantor, as servicer, the Company, and any subsidiaries of the Company, as amended, modified or supplemented from time to time.

                   "SIGNIFICANT SUBSIDIARY" means any Subsidiary which is so defined pursuant to Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission.

                  "SUBSIDIARY" means any Person of which or in which the Guarantor and its other Subsidiaries own directly or indirectly 50% or more of:

                  (a) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such Person, if it is a corporation,

                  (b) the capital interest or profits interest of such Person, if it is a partnership, joint venture or similar entity, or

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                  (c) the beneficial interest of such Person, if it is a trust, association or other unincorporated organization.

                  "TAXES" with respect to any Person means income, excise and other taxes, and all assessments, imposts, duties and other governmental charges or levies, imposed upon such Person, its income or any of its properties, franchises or assets by any Governmental Authority.

                  "UNMATURED EVENT OF DEFAULT" means any event which if it continues uncured will, with lapse of time or notice, constitute an Event of Default.

                  "WHOLLY-OWNED SUBSIDIARY" means any Person of which or in which the Guarantor and its other Wholly-owned Subsidiaries own directly or indirectly 100% of:

                  (a) the issued and outstanding shares of stock (except shares required as directors qualifying shares),

                  (b) the capital interest or profits interest of such Person, if it is a partnership, joint venture or similar entity, or

                  (c) the beneficial interest of such Person, if it is a trust, association or other unincorporated organization.

                  Capitalized terms used herein and not otherwise defined herein shall the meanings ascribed thereto in the Security Trust Agreement.

                  2. GUARANTY. In order to induce the Lenders to make loans pursuant to the Credit Facility, and to induce the Noteholders to purchase the Notes of the Company pursuant to the Indenture, Guarantor absolutely, irrevocably and unconditionally guaranties, as primary obligor and not merely as surety to the Guarantied Party, the due and punctual payment in full of all Guarantied Obligations (as hereinafter defined) when the same shall become due, whether at stated maturity, by acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under
Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)). The term "GUARANTIED OBLIGATIONS" is used herein in its most comprehensive sense and includes any and all obligations of Company in respect of notes, advances, borrowings, loans, debts, interest, fees, costs, expenses (including, without limitation, legal fees and expenses of counsel and allocated costs of internal counsel), indemnities and liabilities of whatsoever nature now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with the Indenture, the Credit Facility, the Security Trust Agreement, the Notes or this Guaranty (collectively, the "COMPANY OBLIGATIONS").

                  Guarantor acknowledges that the Guarantied Obligations are being incurred for and will inure to the benefit of Guarantor.

                  Any interest on any portion of the Guarantied Obligations that accrues after the commencement of any proceeding, voluntary or involuntary, involving the bankruptcy,

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insolvency, receivership, reorganization, liquidation or arrangement of Company
(or, if interest on any portion of the Guarantied Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceeding had not been commenced) shall be included in the Guarantied Obligations because it is the intention of Guarantor and Guarantied Party that the Guarantied Obligations should be determined without regard to any rule of law or order that may relieve Company of any portion of such Guarantied Obligations.

                  In the event that all or any portion of the Guarantied Obligations is paid by Company, the obligations of Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) is rescinded or recovered directly or indirectly from Guarantied Party or any other Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments that are so rescinded or recovered shall constitute Guarantied Obligations.

                  Subject to the other provisions of this Section 2, upon the failure of Company to pay any of the Guarantied Obligations when and as the same shall become due, Guarantor will pay without presentment or demand, or cause to be paid, in cash, to Guarantied Party for the ratable benefit of Beneficiaries, an amount equal to the aggregate of the unpaid Guarantied Obligations.

                  3. GUARANTY ABSOLUTE; CONTINUING GUARANTY. The obligations of Guarantor hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guarantied Obligations. In furtherance of the foregoing and without limiting the generality thereof, Guarantor agrees that: (a) this Agreement is a guaranty of payment when due and not of collectibility; (b) Guarantied Party may enforce this Agreement upon the occurrence and during the continuance of an event of default under the Company Obligations notwithstanding the existence of any dispute between Company and any Beneficiary with respect to the existence of such event; (c) the obligations of Guarantor hereunder are independent of the Company Obligations and the obligations of any other guarantor of obligations of Company and a separate action or actions may be brought and prosecuted against Guarantor whether or not any action is brought against Company or any of such other guarantors and whether or not Company is joined in any such action or actions; (d) Guarantor's payment of a portion, but not all, of the Guarantied Obligations shall in no way limit, affect, modify or abridge Guarantor's liability for any portion of the Guarantied Obligations that has not been paid; and (e) Guarantied Party may enforce this Agreement irrespective of any insolvency, bankruptcy, reorganization or dissolution, or any proceeding of the Company or the Guarantor, including without limitation, rejection of the Guarantied Obligations in such bankruptcy. This Agreement is a continuing guaranty and shall be binding upon Guarantor and its successors and assigns, and Guarantor irrevocably waives any right to revoke this Agreement as to future transactions giving rise to any Guarantied Obligations.

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                  4.       ACTIONS BY BENEFICIARIES. Any Beneficiary may from
time to time, without notice or demand and without affecting the validity or enforceability of this Agreement or giving rise to any limitation, impairment or discharge of Guarantor's liability hereunder, (a) renew, extend, accelerate or otherwise change the time, place, manner or terms of payment of the Guarantied Obligations, (b) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guarantied Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations, (c) request and accept other guaranties of the Guarantied Obligations and take and hold security for the payment of this Agreement or the Guarantied Obligations, (d) release, exchange, compromise, subordinate or modify, with or without consideration, any security for payment of the Guarantied Obligations, any other guaranties of the Guarantied Obligations, or any other obligation of any Person with respect to the Guarantied Obligations, (e) enforce and apply any security now or hereafter held by or for the benefit of any Beneficiary in respect of this Agreement or the Guarantied Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that Guarantied Party or the other Beneficiaries, or any of them, may have against any such security, as Guarantied Party in its discretion may determine consistent with the Credit Facility, the Indenture, and the Security Trust Agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and (f) exercise any other rights available to Guarantied Party or the other Beneficiaries, or any of them, under the Finance Documents, at law or in equity.

                  5. NO DISCHARGE. This Agreement and the obligations of Guarantor hereunder shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than payment in full of the Guarantied Obligations), including without limitation the occurrence of any of the following, whether or not Guarantor shall have had notice or knowledge of any of them: (a) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Guarantied Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guarantied Obligations, (b) any waiver or modification of, or any consent to departure from, any of the terms or provisions of the Company Obligations or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guarantied Obligations, (c) the Guarantied Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect, (d) the application of payments received from any source to the payment of indebtedness other than the Guarantied Obligations, even though Guarantied Party or the other Beneficiaries, or any of them, might have elected to apply such payment to any part or all of the Guarantied Obligations, (e) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guarantied Obligations, (f) any defenses, set-offs or counterclaims which Company may assert against Guarantied Party or any Beneficiary in respect of the Guarantied Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, and (g) any other act or thing or omission,

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or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of Guarantor as an obligor in respect of the Guarantied Obligations.

                  6.       WAIVERS. Guarantor waives, for the benefit of
Beneficiaries: (a) any right to require Guarantied Party or the other Beneficiaries, as a condition of payment or performance by Guarantor, to (i) proceed against Company, any other guarantor of the Guarantied Obligations or any other Person, (ii) proceed against or exhaust any security held from Company, Rhino I, any other guarantor of the Guarantied Obligations or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Beneficiary in favor of Company or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary;
(b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company from any cause other than payment in full of the Guarantied Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon Guarantied Party's or any other Beneficiary's errors or omissions in the administration of the Guarantied Obligations, except for willful misconduct; (e) (i) any principles or provisions of law, statutory or otherwise, that are or might be in conflict with the terms of this Agreement and any legal or equitable discharge of Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any Lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Agreement, notices of default under the Company Obligations, or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guarantied Obligations or any agreement related thereto, notices of any extension of credit to Company and notices of any of the matters referred to in Sections 4 and 5 and any right to consent to any thereof; and (g) to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Agreement.

                  7. GUARANTOR'S RIGHTS OF SUBROGATION, CONTRIBUTION, ETC.; SUBORDINATION OF OTHER OBLIGATIONS. Until the Guarantied Obligations shall have been paid in full and the commitments to lend under the Finance Documents have terminated, Guarantor shall withhold exercise of (a) any claim, right or remedy, direct or indirect, that Guarantor now has or may hereafter have against Company or any of its assets in connection with this Agreement or the performance by Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (i) any right of subrogation, reimbursement or indemnification that Guarantor now has or may hereafter have against Company, (ii) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against

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Company, and (iii) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary and (b) any right of contribution Guarantor now has or may hereafter have against any other guarantor of any of the Guarantied Obligations. Guarantor further agrees that, to the extent the agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification Guarantor may have against Company or against any collateral or security, and any rights of contribution Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights Guarantied Party or the other Beneficiaries may have against Company, to all right, title and interest Guarantied Party or the other Beneficiaries may have in any such collateral or security, and to any right Guarantied Party or the other Beneficiaries may have against such other guarantor.

                  Any indebtedness of Company now or hereafter held by Guarantor is subordinated in right of payment to the Guarantied Obligations, and any such indebtedness of Company to Guarantor collected or received by Guarantor after an Event of Default has occurred and is continuing, and any amount paid to Guarantor on account of any subrogation, reimbursement, indemnification or contribution rights referred to in the preceding paragraph when all Guarantied Obligations have not been paid in full, shall be held in trust for Guarantied Party on behalf of Beneficiaries and shall forthwith be paid over to Guarantied Party for the benefit of Beneficiaries to be credited and applied against the Guarantied Obligations.

                  8. EXPENSES. Guarantor agrees to pay, or cause to be paid, on demand, and to save Guarantied Party and the other Beneficiaries harmless against liability for any and all costs and expenses (including fees, costs of settlement and reasonable disbursements of counsel and allocated costs of internal counsel) incurred or expended by Guarantied Party or any other Beneficiary in connection with the enforcement of or preservation of any rights under this Agreement.

                  9. FINANCIAL CONDITION OF COMPANY. No Beneficiary shall have any obligation, and Guarantor waives any duty on the part of any Beneficiary, to disclose or discuss with Guarantor its assessment, or Guarantor's assessment, of the financial condition of Company or any matter or fact relating to the business, operations or condition of Company. Guarantor has adequate means to obtain information from Company on a continuing basis concerning the financial condition of Company and its ability to perform its obligations under the Company Obligations, and Guarantor assumes the responsibility for being and keeping informed of the financial condition of Company and of all circumstances bearing upon the risk of nonpayment of the Guarantied Obligations.

                  10. REPRESENTATIONS AND WARRANTIES. Guarantor makes, for the benefit of Beneficiaries, each of the following representations and warranties:

                  (a) Organization, etc. The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of California; each corporate Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; each other Subsidiary is an entity duly organized and validly existing under the laws of the jurisdiction of its organization; and each of the Guarantor and each Subsidiary has the power to own its property and to carry on its business as now being conducted and is duly qualified and in good standing as a foreign corporation or other entity authorized to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.

                  (b) Authorization; Consents; No Conflict. The execution and delivery by the Guarantor of the Guarantor Documents and the performance by the Guarantor of its obligations under the Guarantor Documents (a) are within the corporate powers of the Guarantor, (b) have been duly authorized by all necessary corporate action on the part of the Guarantor, (c) do not necessitate any approvals, authorizations, consents, registrations, notices, exemptions and licenses (if any shall be required) not already received by the Guarantor from Governmental Authorities and other Persons, except for any such approvals, authorizations, consents, registrations, notices, exemptions or licenses non-receipt of which could not reasonably be expected to have a Material Adverse Effect, (d) do not and will not contravene or conflict with any provision of (i) law, (ii) any judgment, decree or order to which the Guarantor or any Subsidiary is a party or by which the Guarantor or any Subsidiary is bound, (iii) the charter, by-laws or other organizational documents of the Guarantor or any Subsidiary or (iv) any provision of any agreement or instrument binding on the Guarantor or any Subsidiary, or any agreement or instrument of which the Guarantor is aware affecting the properties of the Guarantor or any Subsidiary, except with respect to (i), (ii) and (iv) above, for any such contravention or conflict which could not reasonably be expected to have a Material Adverse Effect and (e) do not and will not result in or require the creation or imposition of any Lien on any of the Guarantor's or its Subsidiaries' properties, except for liens under the Security Trust Agreement.

                  (c) Validity and Binding Nature. The Guarantor Documents, when duly executed and delivered will be the legal, valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (d) Financial Statements. The Guarantor's audited consolidated financial statements as at December 31, 2002, and unaudited consolidated financial statements as at September 30, 2003, a copy of each of which has been furnished to the Security Trustee, have been prepared in conformity with generally accepted accounting principles in the United States of America applied on a basis consistent with that of the preceding fiscal year subject, in the case of unaudited financial statements, to changes resulting from audit and year-end adjustments and fairly present the financial condition of the Guarantor and its Subsidiaries as at such dates and the results of their operations for the respective periods then ended.

                  (e) Litigation and Contingent Liabilities. All Litigation Actions, taken as a whole, could not reasonably be expected to have a Material Adverse Effect. Other than any liability incident to such Litigation Actions or provided for or disclosed in any financial statements referred to in Section 10(d), neither the Guarantor nor any Subsidiary has any contingent liabilities which are material to the business, credit, operations or financial condition of the Guarantor and its Subsidiaries taken as a whole.

                  (f) Employee Benefit Plans. Each employee benefit plan (as defined in Section 3(3) of ERISA) maintained or sponsored by the Guarantor or any Subsidiary complies in all material respects with all applicable requirements of law and regulations. During the twelve-consecutive-month period prior to the execution and delivery of this Agreement, (i) no steps have been taken to terminate any Plan and no contribution failure has occurred with respect to any Plan sufficient to give rise to a lien under Section 302(f) of ERISA, (ii) no Reportable Event has occurred with respect to any Plan and (iii) neither the Guarantor nor any ERISA Affiliate has either withdrawn or instituted steps to withdraw from any Multiemployer Plan, except in any such case for actions which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. No condition exists or event or transaction has occurred in connection with any Plan which could reasonably be expected to result in the incurrence by the Guarantor or any Subsidiary of any material liability, fine or penalty (imposed by Section 4975 of the Code or Section 502(i) of ERISA or otherwise). Neither the Guarantor nor any ERISA Affiliate is a member of, or contributes to, any Multiemployer Plan as to which the potential withdrawal liability based upon the most recent actuarial report could reasonably be expected to have a Material Adverse Effect. Neither the Guarantor nor any Subsidiary has any material contingent liability with respect to any post retirement benefit under an employee welfare benefit plan (as defined in section 3(1) of ERISA), other than liability for continuation coverage described in Part 6 of Title I of ERISA.

                  (g) Investment Company Act. The Guarantor is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                  (h) Public Utility Holding Company Act. Neither the Guarantor nor any Subsidiary is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (i) Regulation U. Neither the Guarantor nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System).

                  (j)      Information.

                           (i)      All information with respect to the
Guarantor heretofore furnished by the Guarantor to the Security Trustee as of the date hereof is, to the best of the Guarantor's knowledge after due inquiry, true and accurate in every material respect as of the date thereof, and none of such information contains any material misstatement of fact or omits to state any material fact necessary to make such information not misleading.

                           (ii)     All information furnished by the Guarantor
to the Security Trustee on and after the date hereof shall be, to the best of the Guarantor's knowledge after due inquiry, true and accurate in every material respect as of the date of such information, and none of such information shall contain any material misstatement of fact or shall omit to state any material fact necessary to make such information not misleading.

                  (k) Compliance with Applicable Laws, etc. The Guarantor and its Subsidiaries are in compliance with the requirements of all applicable laws, rules, regulations and orders of all Governmental Authorities (including, without limitation, ERISA and all applicable environmental laws), except for noncompliance that could not reasonably be expected to have a Material Adverse Effect. Neither the Guarantor nor any Subsidiary is in default under any agreement or instrument to which the Guarantor or such Subsidiary is a party or by which it or any of its properties or assets is bound, which default could reasonably be expected to have a Material Adverse Effect on the business, credit, operations or financial condition of the Guarantor and its Subsidiaries taken as a whole. No Event of Default or Unmatured Event of Default has occurred and is continuing.

                  (l) Insurance. Each of the Guarantor and each Subsidiary maintains, or, in the case of any property owned by the Guarantor or any Subsidiary and leased to lessees, has contractually required such lessees to maintain, insurance with financially sound and reputable insurers to such extent and against such hazards and liabilities as is commonly maintained, or caused to be maintained, as the case may be, by companies similarly situated.

                  (m) Taxes. Each of the Guarantor and each Subsidiary has filed all tax returns which are required to have been filed and has paid, or made adequate provisions for the payment of, all of its Taxes which are due and payable, except such Taxes, if any, as are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by generally accepted accounting principles in the United States of America have been established and except where failure to pay such Taxes, individually or in the aggregate, cannot reasonably be expected to have a Material Adverse Effect.

                  11. COVENANTS. Guarantor agrees that, so long as any part of the Guarantied Obligations shall remain unpaid or any Lender shall have any commitment to lend under the Credit Facility, Guarantor will, unless the Guarantied Party shall otherwise consent in writing, perform or observe, all of the covenants set forth below:

                  (a) Reports, Certificates and Other Information. Furnish to the Security Trustee:

                           (i)      Audited Financial Statements. As soon as
available, and in any event within 95 days after each fiscal year of the Guarantor, a copy of the audited financial statements and annual audit report of the Guarantor and its Subsidiaries for such fiscal year prepared on a consolidated basis and in conformity with generally accepted accounting principles in the United States of America and certified by PricewaterhouseCoopers LLP or by another independent certified public accountant of recognized national standing selected by the Guarantor and satisfactory to the Security Trustee.

                           (ii)     Interim Reports. As soon as available, and
in any event within 50 days after each quarter (except the last quarter) of each fiscal year of the Guarantor, a copy of the unaudited financial statements of the Guarantor and its Subsidiaries for such quarter prepared in a manner consistent with the audited financial statements referred to in Section 11(a)(i), signed by the Guarantor's chief financial officer and consisting of at least a balance sheet as at the close of such quarter and statements of earnings and cash flows for such quarter and for the period from the beginning of such fiscal year to the close of such quarter.

                           (iii)    Certificates. Contemporaneously with the
furnishing of a copy of each annual audit report and of each set of quarterly statements provided for in this Section 11(a), a certificate of the Guarantor dated the date of delivery of such annual report or such quarterly statements and signed by the Guarantor's chief financial officer, to the effect that no Event of Default or Unmatured Event of Default has occurred and is continuing, or, if there is any such event, describing it and the steps, if any, being taken to cure it and containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in this Section 11.

                           (iv)     Certain Notices. Forthwith upon learning of
the occurrence of any of the following, written notice thereof, describing the same and the steps being taken by the Guarantor or the Subsidiary affected with respect thereto:

                                    (A)      the occurrence of an Event of
         Default or an Unmatured Event of Default;

                                    (B)      the institution of any Litigation
         Action; provided, that the Guarantor need not give notice of any new Litigation Action unless such Litigation Action, together with all other pending Litigation Actions, could reasonably be expected to have a Material Adverse Effect;

                                    (C)      the entry of any judgment or decree
         against the Guarantor or any Subsidiary if the aggregate amount of all judgments and decrees then outstanding against the Guarantor and all Subsidiaries exceeds $50,000,000 after deducting (i) the amount with respect to which the Guarantor or any Subsidiary is insured and with respect to which the insurer has not denied coverage in writing and
         (ii) the amount for which the Guarantor or any Subsidiary is otherwise indemnified if the terms of such indemnification are satisfactory to the Security Trustee; or

                                    (D)      the occurrence of a Reportable
         Event with respect to any Plan; the institution of any steps by the Guarantor, any ERISA Affiliate, the PBGC or any other Person to terminate any Plan; the institution of any steps by the Guarantor or any ERISA Affiliate to withdraw from any Plan; the incurrence of any material increase in the contingent liability of the Guarantor or any Subsidiary with respect to any post-retirement welfare benefits; or the failure of the Guarantor or any other Person to make a required contribution to a Plan if such failure is sufficient to give rise to a lien under Section 302(f) of ERISA; provided, however, that no notice shall be required of any of the foregoing unless the circumstance could reasonably be expected to have a Material Adverse Effect.

                           (v)      SEC Filings. Promptly after the filing or
making thereof, copies of all 8-Ks (other than 8-Ks relating solely to the issuance by the Guarantor of securities pursuant to an effective registration statement), 10-Qs, 10-Ks, and other material reports or registration statements filed by the Guarantor or any Subsidiary with or to any securities exchange or the Securities and Exchange Commission.

                           (vi)     Other Information. From time to time such
other information concerning the Guarantor and its Subsidiaries as the Security Trustee may reasonably request.

                  (b) Existence. Maintain and preserve, and, subject to the proviso in Section 11(i), cause each Subsidiary to maintain and preserve, its respective existence as a corporation or other form of business organization, as the case may be, and all rights, privileges, licenses, patents, patent rights, copyrights, trademarks, trade names, franchises and other authority to the extent material and necessary for the conduct of its respective business in the ordinary course as conducted from time to time, except as may be determined by the Board of Directors of the Guarantor in good faith that a Subsidiary that is not necessary or material to the business of the Guarantor in its ordinary course as conducted from time to time.

                  (c) Nature of Business. Subject to Section 11(b), engage, and cause each Subsidiary to engage, in substantially the same fields of business as it is engaged in on the date hereof.

                  (d)      Books, Records and Access.

                           (i)      Maintain, and cause each Subsidiary to
maintain, complete and accurate books and records in which full and correct entries in conformity with generally accepted accounting principles in the United States of America shall be made of all dealings and transactions in relation to its respective business and activities.

                           (ii)     Permit, and cause each Subsidiary to permit,
access by the Security Trustee to the books and records of the Guarantor and such Subsidiary during normal business hours, and permit, and cause each Subsidiary to permit, the Security Trustee to make copies of such books and records upon reasonable notice and as often as may be reasonably requested.

                  (e) Insurance. Maintain, and cause each Subsidiary to maintain, such insurance as is described in Section 10(l).

                  (f) Repair. Maintain, preserve and keep, and cause each Subsidiary to maintain, preserve and keep, its material properties in good repair, working order and condition, ordinary wear and tear excepted. In the case of properties leased by the Guarantor or any Subsidiary to lessees, the Guarantor may satisfy its obligations related to such properties under the previous sentence by contractually requiring, or by causing each Subsidiary to contractually require, such lessees to perform such obligations.

                  (g) Taxes. Pay or cause to be paid, and cause each Subsidiary to pay, or cause to be paid, prior to the imposition of any penalty or fine, all of its Taxes, unless and only to the extent that the Guarantor or such Subsidiary, as the case may be, is contesting any such Taxes in good faith and by appropriate proceedings and the Guarantor or such Subsidiary has set aside on its books such reserves or other appropriate provisions therefor as may be required by generally accepted accounting principles in the United States of America, except where failure to pay such Taxes, individually or in the aggregate, cannot reasonably be expected to have a Material Adverse Effect.

                  (h) Compliance. Comply, and cause each Subsidiary to comply with all statutes (including without limitation ERISA) and governmental rules and regulations applicable to it except to the extent noncompliance could not reasonably be expected to have a Material Adverse Effect.

                  (i) Sale of Assets. Not, and not permit any Subsidiary to, transfer, convey, lease (except for in the ordinary course of business) or otherwise dispose of all or substantially all of the assets of the Guarantor and its Subsidiaries taken as a whole; provided, however, that any Wholly-owned Subsidiary may sell, transfer, convey, lease or assign all or a substantial part of its assets to the Guarantor or another Wholly-owned Subsidiary if immediately thereafter and after giving effect thereto no Event of Default or Unmatured Event of Default shall have occurred and be continuing.

                  (j) Consolidated Indebtedness to Consolidated Tangible Net Worth Ratio. Not permit the ratio of Consolidated Indebtedness to Consolidated Tangible Net Worth to exceed 600% on and as of the last day of any fiscal year or 650% at any other time.

                  (k) Fixed Charge Coverage Ratio. Not permit the Fixed Charge Coverage Ratio on the last day of any quarter of any fiscal year of the Guarantor to be less than 110%.

                  (l) Consolidated Tangible Net Worth. Not permit the Guarantor's Consolidated Tangible Net Worth to be less than $3,500,000,000 minus, to the extent included in the calculation of Consolidated Tangible Net Worth, other comprehensive income of the Guarantor and its Subsidiaries (or, in the case of a comprehensive income deficit, plus the amount of such deficit) plus 50% of (a) the cumulative net income (but without deduction for cumulative net losses) of the Guarantor and its Subsidiaries since

December 31, 2002 determined on a consolidated basis in accordance with United States of America generally accepted accounting principles, (b) the cumulative equity capital contributions from AIG or any of its direct or indirect Subsidiaries since December 31, 2002 and (c) the net proceeds from the sale of preferred stock, in each case for the period from December 31, 2002 to and including the date of any determination hereunder.

                  (m) Dividends and Share Repurchases. Not declare or pay any dividends whatsoever or make any distribution on any capital stock of the Guarantor (except in shares of, or warrants or rights to subscribe for or purchase shares of, capital stock of the Guarantor), and not, and not permit any Subsidiary to, make any payment to acquire or retire shares of capital stock of the Guarantor, in each case at any time when (i) an Event of Default as described in Section 12 has occurred and is continuing and there are Loans outstanding under the Credit Facility or Notes outstanding under the Indenture or (ii) an Event of Default as described in Section 12(a) has occurred and is continuing and there are no Loans outstanding under the Credit Facility or Notes outstanding under the Indenture; provided, however, that notwithstanding the foregoing, this Section 11(m) shall not prohibit (x) the payment of dividends on any of the Guarantor's market auction preferred stock that was sold to the public pursuant to an effective registration statement under the Securities Act or (y) the payment of dividends within 30 days of the declaration thereof if such declaration was not prohibited by this Section 11(m).

                  (n) Liens. Not, and not permit any Subsidiary to, create or permit to exist any Lien upon or with respect to any of its properties or assets of any kind, now owned or hereafter acquired, or on any income or profits therefrom, except for:

                           (i)      Liens existing on the date hereof that are
reflected in the consolidated financial statements of the Guarantor dated prior to the date hereof;

                           (ii)     Liens to secure the payment of all or any
part of the purchase price of any property or assets or to secure any Indebtedness incurred by the Guarantor or a Subsidiary to finance the acquisition of any property or asset, including those created by the Security Trust Agreement. For the avoidance of doubt, Liens securing Indebtedness relating to ECA Financings, Export-Import Bank of the United States financings, the Indenture, the Notes, the Credit Facility and the Loans shall be permitted hereunder;

                           (iii)    Liens securing the Indebtedness of a
Subsidiary owing to the Guarantor or to a Wholly-owned Subsidiary;

                           (iv)     Liens on property of a corporation existing
at the time such corporation is merged into or consolidated with the Guarantor or a Subsidiary or at the time of a purchase, lease or other acquisition of the properties of a corporation or firm as an entirety or substantially as an entirety by the Guarantor or a Subsidiary; provided, that any such Lien shall not extend to or cover any assets or properties of the Guarantor or such Subsidiary owned by the Guarantor or such Subsidiary prior to such merger, consolidation, purchase, lease or acquisition, unless otherwise permitted under this Section 11(n);

                           (v)      leases, subleases or licenses granted to
others by the Guarantor or its Subsidiaries in the ordinary and usual course of the Guarantor's business;

                           (vi)     easements, rights of way, restrictions and
other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Guarantor or any Subsidiary;

                           (vii)    banker's Liens arising, other than by
contract, in the ordinary and usual course of the Guarantor's business;

                           (viii)   Liens incurred or deposits made in the
ordinary course of business in connection with surety and appeal bonds, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); provided, however, that the obligation so secured is not overdue or is being contested in good faith and by appropriate proceedings diligently pursued;

                           (ix)     any replacement or successive replacement in
whole or in part of any Lien referred to in the foregoing clauses (i) to (viii), inclusive; provided, however, that the principal amount of any Indebtedness secured by the Lien shall not be increased and the principal repayment schedule and maturity of such Indebtedness shall not be extended and (A) such replacement shall be limited to all or a part of the property which secured the Lien so replaced (plus improvements and construction on such property) or (B) if the property which secured the Lien so replaced has been destroyed, condemned or damaged and pursuant to the terms of the Lien other property has been substituted therefor, then such replacement shall be limited to all or part of such substituted property;

                           (x)      Liens created by or resulting from any
litigation or other proceeding which is being contested in good faith by appropriate proceedings, including Liens arising out of judgments or awards against the Guarantor or any Subsidiary with respect to which the Guarantor or such Subsidiary is in good faith prosecuting an appeal or proceedings for review; Liens incurred by the Guarantor or any Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Guarantor or such Subsidiary is a party; or Liens created by or resulting from any litigation or other proceeding that would not result in an Event of Default hereunder;

                           (xi)     carrier's, warehouseman's, mechanic's,
landlord's and materialmen's Liens, Liens for Taxes, assessments and other governmental charges and other Liens arising in the ordinary course of business, securing obligations that are not incurred in connection with the obtaining of any advance or credit and which are either not overdue or are being contested in good faith and by appropriate proceedings diligently pursued; and

                           (xii)    other Liens securing Indebtedness of the
Guarantor or any Subsidiary in an aggregate amount which, together with all other outstanding Indebtedness of the Guarantor and the Subsidiaries secured by Liens not listed in clauses (i) through (xi) of this Section 11(n), does not at the time exceed 12.5% of the Consolidated Tangible Net

Assets of the Guarantor as shown on its audited consolidated financial statements as of the end of the fiscal year preceding the date of determination.

                  (o) Guarantor shall not designate the Company or Rhino I or any Subsidiary of the Company as a Restricted Subsidiary.

                  (p) Guarantor shall continue to own, directly or through one or more Wholly-owned Subsidiaries, all of the membership interest of Company, and Guarantor shall keep itself informed as to the status of the transactions contemplated by the Company Obligations or referred to therein, Company's financial status and its ability to perform its obligations under the Company Obligations.

                  12. EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

                  (a) Non-Payment of Guarantied Obligations. Failure to pay any Guarantied Obligations when due hereunder.

                  (b) Non-Payment of Other Indebtedness for Borrowed Money. Default in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any principal of, interest on or fees incurred in connection with any other Indebtedness of, or Guaranteed by, the Guarantor or any Significant Subsidiary (except (i) any such Indebtedness of any Subsidiary to the Guarantor or to any other Subsidiary and (ii) any Indebtedness under this Agreement, the Indenture and the Notes issued thereby, the Credit Facility and the Loans borrowed thereunder or the Security Trust Agreement) and, if a default in the payment of interest or fees, continuance of such default for five days, in the case of interest, or 30 days, in the case of fees, or default in the performance or observance of any obligation or condition with respect to any such other Indebtedness if (x) the effect of such default (subject to any applicable grace period) is to accelerate the maturity of any such Indebtedness or (y) only so long as Loans are outstanding under the Credit Facility, if such default (subject to any applicable grace period) permits the holder or holders thereof, or any trustee or agent for such holders to cause such indebtedness to become due and payable prior to its express maturity; provided, however, that the aggregate principal amount of all Indebtedness as to which there has occurred any default as described above shall equal or exceed $50,000,000.

                  (c) Bankruptcy, Insolvency, etc. The Guarantor or any Significant Subsidiary becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or the Guarantor or any Significant Subsidiary applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for the Guarantor or such Significant Subsidiary or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Guarantor or any Significant Subsidiary or for a substantial part of the property of any thereof and is not discharged within 60 days; or any warrant of attachment or similar legal process is issued against any substantial part of the property of the Guarantor or any of its Significant Subsidiaries which is not released within 60 days of service; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding (except the voluntary dissolution, not under any bankruptcy or insolvency law, of a Significant Subsidiary), is commenced in respect of the Guarantor or any Significant Subsidiary, and, if such case or proceeding is not commenced by the Guarantor or such Significant Subsidiary it is consented to or acquiesced in by the Guarantor or such Significant Subsidiary or remains for 60 days undismissed; or the Guarantor or any Significant Subsidiary takes any corporate action to authorize, or in furtherance of, any of the foregoing.

                  (d) Non-Compliance with this Agreement. Failure by the Guarantor to comply with or to perform any of its covenants herein or any other provision of this Agreement (and not constituting an Event of Default under any of the other provisions of this Section 12) and continuance of such failure for 60 days (or, if the Guarantor failed to give notice of such noncompliance or nonperformance pursuant to Section 11(a)(iv) within one Business Day after obtaining actual knowledge thereof, 60 days less the number of days elapsed between the date the Guarantor obtained such actual knowledge and the date the Guarantor gives the notice pursuant to Section 11(a)(iv), but in no event less than one Business Day) after notice thereof to the Guarantor from the Security Trustee.

                  (e) Representations and Warranties. Any representation or warranty made by the Guarantor herein is untrue or misleading in any material respect when made or deemed made; or any schedule, statement, report, notice, or other writing furnished by the Guarantor to the Security Trustee is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified; or any certification made or deemed made by the Guarantor to the Security Trustee is untrue or misleading in any material respect on or as of the date made or deemed made.

                  (f) Employee Benefit Plans. The occurrence of any of the following events, provided that such event would reasonably be expected to require payment by the Guarantor or a Subsidiary of an amount in excess of $10,000,000: (i) the institution by the Company or any ERISA Affiliate of steps to terminate any Plan, (ii) the institution by the PBGC of steps to terminate any Plan; or (iii) a contribution failure occurs with respect to a Plan sufficient to give rise to a lien under Section 302(f) of ERISA securing an amount in excess of $10,000,000.

                  (g) Litigation. There shall be entered against the Guarantor or any Subsidiary one or more judgments or decrees in excess of $50,000,000 in the aggregate at any one time outstanding for the Guarantor and all Subsidiaries and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof, excluding those judgments or decrees for and to the extent to which the Guarantor or any Subsidiary (i) is insured and with respect to which the insurer has not denied coverage in writing or (ii) is otherwise indemnified if the terms of such indemnification are satisfactory to the Security Trustee.

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

                  (h) Change of Ownership. AIG shall cease to own beneficially, directly or indirectly, at least 51% of all of the outstanding shares of the common stock of the Guarantor.

                  13. SET OFF. In addition to any other rights any Beneficiary may have under law or in equity, if any amount shall at any time be due and owing by Guarantor to any Beneficiary under this Agreement, such Beneficiary is authorized at any time or from time to time, without notice (any such notice being expressly waived), to set off and to appropriate and to apply any and all deposits (general or special, including but not limited to indebtedness evidence by certificates of deposit, whether matured or unmatured) and any other indebtedness of such Beneficiary owing to Guarantor and any other property of Guarantor held by a Beneficiary to or for the credit or the account of Guarantor against and on account of the Guarantied Obligations and liabilities of Guarantor to any Beneficiary under this Agreement.

                  14. AMENDMENTS AND WAIVERS. No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by Guarantor therefrom, shall in any event be effective without the written concurrence of Guarantied Party and, in the case of any such amendment or modification, Guarantor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

                  15. MISCELLANEOUS. It is not necessary for Beneficiaries to inquire into the capacity or powers of Guarantor or Company or the officers, directors or any agents acting or purporting to act on behalf of any of them.

                  The rights, powers and remedies given to Beneficiaries by this Agreement are cumulative and shall be in addition to and independent of all rights, powers and remedies given to Beneficiaries by virtue of any statute or rule of law or in any of the Finance Documents or any agreement between Guarantor and one or more Beneficiaries or between Company and one or more Beneficiaries. Any forbearance or failure to exercise, and any delay by any Beneficiary in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

                  In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                  THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF GUARANTOR, GUARANTIED PARTY AND THE OTHER BENEFICIARIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                  This Agreement shall inure to the benefit of Beneficiaries and their respective successors and assigns.

                  ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST GUARANTOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY GUARANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT.

                  Guarantor agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Guarantor at its address set forth below its signature hereto, such service being acknowledged by Guarantor to be sufficient for personal jurisdiction in any action against Guarantor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Guarantied Party or any Beneficiary to bring proceedings against Guarantor in the courts of any other jurisdiction.

                  GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, GUARANTIED PARTY EACH AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, GUARANTIED PARTY EACH (I) ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR GUARANTOR AND GUARANTIED PARTY TO ENTER INTO A BUSINESS RELATIONSHIP, THAT GUARANTOR AND GUARANTIED PARTY HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS GUARANTY OR ACCEPTING THE BENEFITS THEREOF, AS THE CASE MAY BE, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS, AND (II) FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO

ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF THIS GUARANTY. IN THE EVENT OF LITIGATION, THIS GUARANTY MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

                  16. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes; but all such counterparts together shall constitute but one and the same instrument.

                  17.      GUARANTIED PARTY AS AGENT.

                  (a) Guarantied Party has been appointed to act as Guarantied Party hereunder by the Indenture Trustee, the Noteholders, the Credit Facility Agent and the Lenders. Guarantied Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action, solely in accordance with this Agreement and the applicable Company Obligations; provided that Guarantied Party shall exercise, or refrain from exercising, any remedies under or with respect to this Agreement in accordance with the provisions of the Finance Documents.

                  (b) Guarantied Party shall at all times be the same Person that is the Security Trustee under the Security Trust Agreement. Written notice of resignation by the Security Trustee pursuant to the applicable provisions of the Security Trust Agreement shall also constitute notice of resignation as Guarantied Party under this Agreement; removal of the Security Trustee pursuant to the applicable provisions of the Security Trust Agreement shall also constitute removal as Guarantied Party under this Agreement; and appointment of a successor Security Trustee pursuant to the applicable provisions of the Security Trust Agreement shall also constitute appointment of a successor Guarantied Party under this Agreement. Upon the acceptance of any appointment as the Security Trustee under the applicable provisions of the Security Trust Agreement by successor Security Trustee, that successor Security Trustee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Guarantied Party under this Agreement, and the retiring or removed Guarantied Party under this Agreement shall promptly (i) transfer to such successor Guarantied Party all sums held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Guarantied Party under this Agreement, and (ii) take such other actions as may be necessary or appropriate in connection with the assignment to such successor Guarantied Party of the rights created hereunder, whereupon such retiring or removed Guarantied Party shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Guarantied Party's resignation or removal hereunder as Guarantied Party, the provisions of this Agreement shall inure to its benefits as to any actions taken or omitted to be taken by it under this Agreement while it was a Guarantied Party hereunder.

                  18. LIMITATION ON CLAIMS AGAINST THE BENEFICIARIES. The Guarantor agrees not to assert any claim against any of the Beneficiaries on any theory of liability for consequential, indirect, special or punitive damages arising out of or otherwise relating to this Guaranty, the Credit Facility, the Indenture, the Security Trust Agreement, the Notes or the Loans or any of the transactions contemplated hereby or thereby.

                  IN WITNESS WHEREOF, Guarantor and, solely for purposes of the waiver of the right to jury trial contained in Section 15, Guarantied Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                  INTERNATIONAL LEASE FINANCE
                                  CORPORATION,
                                  as Guarantor

                                  By: /s/ Alan H. Lund
                                     ------------------------------------
                                  Name: Alan H. Lund
                                  Title: Vice Chairman
                                         Chief Financial Officer

                                  By: /s/ Pamela S. Hendry
                                     ------------------------------------
                                  Name: Pamela S. Hendry
                                  Title: Vice President and Treasurer

                                  Address:
                                  International Lease Finance Corporation
                                  10250 Constellation Boulevard, 34th Floor
                                  Los Angeles, California 90067
                                  Attention: Pam Hendry

                                  CITICORP NORTH AMERICA INC.,
                                  as Security Trustee

                                  By: /s/ Patricia Y. den Brinker
                                     ------------------------------------
                                  Name: Patricia Y. den Brinker
                                  Title: Vice President

                                  Address:
                                  Citicorp North America Inc.
                                  c/o Citibank, N.A.
                                  111 Wall Street, Floor 14, Zone 3
                                  New York, NY 10005
                                  Attention: Barbara Bennett, AVP

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